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                                                                    EXHIBIT 10.2

                                 LEASE AGREEMENT
                                 ---------------

This Lease Agreement is entered into as of May 14, 2004, by and between Sound Revolution Inc., a Delaware Corporation ("Tenant") and Ryan Tunnicliffe doing business as Spaceship Studios ("Landlord").

Upon the terms and subject to the conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord, the real property and equipment described in attached Exhibit "A", which Exhibit A is incorporated herein by this reference, together with all improvements now or hereafter located thereon and all appurtenances and privileges related thereto, all of which area is hereinafter referred to as the "Premises."

Section 1. LEASE TERM. The lease term shall commence on June 1, 2004, and shall terminate on May 31, 2007. The lease may be terminated by Tenant on one month's written notice to Landlord.

Section 2. RENT. The annual rent for the lease term shall be $2400.00 CND, payable in equal monthly installments of $200.00, each in advance of the first day of each calendar month throughout the lease term. Tenant shall pay the first and last months' rent to Landlord at the time of the parties' execution of this Lease. If the lease term commences on a day other than the first day of a calendar month, the first month's rent shall be adjusted accordingly.

Section 3. USE OF THE PREMISES. Tenant's use of the Premises shall be in a lawful, careful, safe, and proper manner, and Tenant shall carefully preserve, protect, control and guard the same from damage.

Section 4. TAXES AND ASSESSMENTS. Landlord shall pay all real estate taxes and assessments becoming due and payable with respect to the Premises during the lease term and any extension thereof, and all taxes or other charges imposed during the lease term or any extension thereof with respect to any business conducted on the Premises by Tenant or any personal property used by Tenant in connection therewith. Taxes, assessments or other charges which Landlord is obligated to pay or cause to be paid hereunder and which relate to any fraction of a tax year at the commencement or termination of this Lease shall be prorated based upon the ratio that the number of days in such fractional tax year bears to 365.

If at any time during the lease term or any extension thereof, the method of taxation prevailing at the commencement of the lease term shall be altered so as to cause the whole or any part of the taxes, assessments, or charges now or hereafter levied, assessed or imposed on real estate and improvement thereon to be levied, assessed or imposed wholly or partially as a capital levy, or otherwise, on the rents received therefrom, Tenant shall pay and discharge the same with respect to the rents due hereunder.

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Section 5. UTILITIES. Landlord shall cover all charges incurred for all utility services furnished to the Premises, including without limitation, sanitary sewer, water, natural gas, and electricity. If Tenant installs a telephone or fax line in the Premises, Tenant shall be responsible to pay such telephone or fax bills.

Landlord does not warrant that any of the utility services above-mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, lockouts, picketing (whether legal or illegal), accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant's obligations under this Lease. Landlord shall have no responsibility or liability for the failure of any public or private utility to supply sufficient or adequate utility services to the Premises.

Section 6. COMPLIANCE WITH LAWS. If any law, ordinance, order, rule or regulation is passed or enacted by any governmental agency or department having jurisdiction over the Premises or Tenant's use of the same which requires Tenant to modify or alter its operations or use of the Premises, this Lease shall in no way be affected and Tenant shall, at its sole cost and expense, promptly comply with such law, ordinance, order, rule, or regulation.

Section 7. MAINTENANCE AND REPAIR. Subject to the provisions of Section 11, below, relating to destruction of or damage to the Premises, and Section 12, below, relating to condemnation of the Premises, Tenant shall, at its sole cost and expense, keep and maintain the Premises, including without limitation, the roof, exterior, foundation, structural and operational parts (cooling, heating, air conditioning, plumbing equipment and fixtures), paving and landscaping, snow and ice removal, interior maintenance (floors, doors, toilets, light replacement, etc.), and all other elements or systems of the Premises, in a condition and repair similar to its original condition and repair, reasonable wear and tear excepted. Replacement and repair parts, materials, and equipment used by Tenant to fulfill its obligations hereunder shall be of a quality equivalent to those initially installed within the Premises. All repair and maintenance work shall be done in accordance with the then existing federal, state, and local laws, regulations and ordinances pertaining thereto. Except as otherwise provided in Sections 11 and 12, below, Landlord shall have no obligation whatsoever with respect to the maintenance and repair of the Premises.

Section 8. INDEMNITY AND INSURANCE. Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises resulting form the use, misuse, occupancy or possession of the Premises by Tenant, its agents, employees, licensees, invitees or guests. Except where any loss, cost, injury or damage is the result of Landlord's sole fault or negligence, Landlord shall not


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have any liability for any loss, cost, injury or damage to the Premises, to
Tenant or Tenant's employees, agents, licensees, invitees or guests or to any property of such persons. Except as set forth in the Section 8, Landlord shall not be responsible or liable for loss or damage to the contents of any improvements on the Premises, regardless of who owns the contents and regardless of how or by whom the loss or damage is caused. Landlord shall be responsible for loss or damages occurring to the equipment on the Premises described in Exhibit A, unless such loss or damage is caused by the Tenant.

Section 9. ALTERATIONS AND IMPROVEMENTS. Tenant shall have the right to make, at no expense to Landlord, improvements, alterations, or additions (hereinafter collectively referred to as "Alteration") to the Premises, whether structural or nonstructural, interior or exterior, provided that: (a) no Alteration shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld; (b) no Alteration shall reduce or otherwise impair the value of the Premises; (c) no Alteration shall be commenced until Tenant has fist obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction with respect to such Alteration;
(d) any Alteration shall be made in a good workmanlike manner and in compliance with all laws, ordinances, regulations, codes, and permits; (e) Tenant shall hold Landlord harmless from and against any liens and claims for work, labor, or materials supplied to the Premises at the direction of Tenant, and in the event that any such liens or claims shall be filed for work, labor or materials supplied to the Premises at the direction of Tenant, Tenant shall, at Landlord's option, either escrow an amount equal to the amount of the lien or claim being filed, or obtain a bond for the protection of Landlord in an amount not less than the amount of the lien or claim being filed; and (f) any Alteration shall become and remain the property of Landlord unless Landlord otherwise agrees in writing.

Section 10. SIGNS. Tenant shall have the right to install and operate, at its sole cost and expense, any sign or signs on the door of the Premises which shall not be in violation of any law, statute or ordinance, and Tenant shall have the right to remove the same, provided that Tenant must repair any damage to the Premises caused by such removal.

Section 11. DAMAGE TO PREMISES. If by fire or other casualty the Premises are destroyed or damaged to the extent that Tenant is deprived of occupancy or use of the Premises (meaning such destruction cannot be repaired or restored within 120 days of the occurrence of the fire or other casualty Landlord may elect to:
(a) cause the restoration of the Premises to substantially the same condition as existed before such damage or destruction; or (b) cancel this Lease as of the date of such fire or casualty by giving written notice to Tenant not more than 30 days thereafter. Should Landlord elect to proceed under (a), above, rent shall abate unless Tenant continues to partially occupy the Premises in which case Tenant shall pay all rent on a prorated basis, until the Premises are restored, equal to an amount obtained by multiplying the then existing monthly rent by a percentage equal to the fraction which has as its numerator the amount of square feet in the improvements of the Premises which is incapable of being used for its intended purpose and as its denominator the total amount of square feet in the improvements on the premises. If such damage does not deprive Tenant


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of occupancy or use of the Premises, Landlord shall proceed with due diligence to cause the restoration of the Premises to substantially the same condition as existed before such damage. In such latter event, rent shall not abate. Tenant shall fully cooperate with Landlord in making available to Landlord for the purpose of so restoring the Premises all insurance proceeds payable under
Section 8 as a result of fire or other casualty damage to the Premises.

Section 12. CONDEMNATION. If all or materially all of the Premises are taken in appropriation proceedings or by right of eminent domain or by the threat of the same, then this Lease shall terminate as of the date Tenant is deprived of occupancy thereof, and Tenant's obligations under this Lease, except obligations for rent and other charges herein to be paid by Tenant up to the date thereof, shall terminate. For purposes of this Lease, "materially all of the Premises" shall be considered as having been taken if the portion of the Premises taken, due either to the area so taken or the location of the portion taken, would leave the remainingportion not so taken insufficient to enable tenant to effectively and economically conduct it business at the Premises.

If Less than materially all the Premises are taken in appropriation proceedings or by right of eminent domain or by the threat thereof, then this Lease shall not terminate as a result of such taking, but Landlord shall promptly repair and restore the Premises to substantially the same condition as existed immediately before such taking. Until such repair and restoration are completed, rent shall be abated in the proportion of the number of square feet of improvements on the Premises of which Tenant is deprived bears to the total square feet of such improvements immediately prior to such taking. Thereafter, if the number of square feet of improvements is less than the total of the same prior to such taking, rent shall be reduced in the proportion to which the number of square feet of improvements existing after such repair and restoration is less than the total of the same prior to such taking.

All damages awarded for any such taking shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, or otherwise, provided, however, that Tenant shall be entitled to any portion of the award made to Tenant for removal and reinstallation of Tenant's fixtures or for the cost of Tenant's immovable fixtures, if any.

Section 13. DEFAULT. If Tenant fails to pay any installment of rent or make any other payment required to be made by Tenant when the same shall become due and payable hereunder, or if Tenant fails to observe and perform any other provision, covenant, or condition of this Lease required under this Lease to be observed and performed by Tenant within 15 days after Landlord shall have given notice to Tenant of the failure of Tenant to observe and perform the same, or if Tenant abandons or vacates the Premises during the continuance of this Lease, or if Tenant makes an assignment for the benefit of creditors or enters into a composition agreement with its creditors, or if the interest of Tenant in the Premises is attached, levied upon, or seized by legal process, or if this Lease is assigned in violation of the terms hereof or is terminated by operation of law, then, in any such event, immediately or at any time thereafter, at the option of Landlord, Landlord shall, as it elects, either: (a) declare this Lease to be in default, in which event this Lease shall immediately cease and terminate, and Landlord may possess and enjoy the Premises as though this Lease had never been made, without prejudice, however, to any and all rights of action when Landlord may have against Tenant for rent and other charges payable by Tenant hereunder (both past due and future rent due Landlord and past due and


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future charges payable by Tenant), damages, or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding such termination; or (b) relet the Premises,or any part thereof, for such term or terms and on such conditions, as Landlord deems appropriate for and on behalf of Tenant, for the highest rental reasonably attainable in the judgment of Landlord, which reletting shall not be considered as a surrender or acceptance back of the Premises or a termination of this Lease, and recover from Tenant any deficiency between the amount of rent and all other charges payable by Tenant under this Lease and those amounts obtained from such reletting, plus any expenses incurred by Landlord in connection with such reletting, including, without limitation, the expenses of any repairs or alterations Landlord deems necessary or appropriate to make in connection with such reletting and all sums expended for brokerage commissions and reasonable attorneys' fees, but Landlord shall be under no duty to relet the Premises; or (c) declare the whole amount of the rent and other charges which would otherwise have been paid by Tenant over the balance of the lease term to be immediately due and payable, without prejudice, however, to any and all other rights of action which Landlord may have against Tenant for past due rent and other charges payable by Tenant hereunder, damages or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding Landlord's election to proceed under this clause (c).

In the event that a bankruptcy or insolvency proceeding is filed by or against Tenant, or if a court of competent jurisdiction or other governmental authority approves a petition seeking a reorganization, arrangement, composition or other similar relief with respect to Tenant, or appoints a trustee, receiver or liquidator of Tenant or of all, or substantially all, of Tenant's property or affairs, or assumes custody or control of all, or substantially all, of the property or affairs of Tenant, Landlord shall have the right to elect any of the remedies set forth above. If this Lease is assumed or assigned to a trustee, receiver, liquidator or other court-appointed person or entity without Landlord's prior written consent, the parties and their respective successors (whether by operation of law or otherwise agree that, upon such an assignment or assumption, all defaults of Tenant prior to such assignment or assumption must be cured or that adequate assurances that such defaults will be promptly cured must be given and that adequate assurances of future performance under this Lease must be provided. Such adequate assurances shall mean that a bond shall be issued in favor of Landlord in the amount equal to one year's future rent and that an amount equal to all existing monetary obligations of Tenant which are in default shall be escrowed with an escrow agent acceptable to Landlord. Additionally, all past due monetary obligations of Tenant which are in default shall be paid to Landlord within 60 days after the assignment or assumption and rent will be currently and continually paid on a timely basis commencing with the first day of the month following the 60th day of the assignment and assumption.

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Section 14. NON-WAIVER AND RIGHT TO CURE DEFAULTS. Neither a failure by Landlord to exercise any of its options hereunder, nor a failure to enforce its rights or seek its remedies upon any default, nor an acceptance by Landlord of any rent accruing before or after any default, shall affect or constitute a waiver of Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord is entitled, either at law or in equity.

If Tenant fails to pay by their respective due dates all rents, charges or other obligations to be paid by it pursuant to the terms hereof, or fails to make necessary repairs to the Premises, or fails to perform any other duties which it is required to perform hereunder, then Landlord, at its option, may do so and the amount of any expenditure attributable to such action by Landlord, plus accrued interest at the rate of twenty percent (20%) per annum from the time each such expenditure is made until reimbursed, shall immediately become due and payable to Landlord and shall be considered additional rent hereunder; but no such payment or compliance by Landlord shall constitute a waiver of any such failure by Tenant or affect any right or remedy of Landlord with respect thereto.

Section 15. HOLDING OVER BY TENANT. If Tenant shall continue in possession of the Premises beyond the termination of the lease term, such holding over shall be considered an extension of this Lease for a one-month period and so on, from month to month, until terminated by either party by giving not less than 30 days written notice of termination to the other. Such holding over shall be upon the same terms and conditions as are set forth in this Lease.

Section 16. SURRENDER OF PREMISES. Upon termination of this Lease, whether by lapse of time or otherwise, or upon the exercise by Landlord of the power to enter and repossess the Premises without terminating this Lease, as hereinbefore provided, Tenant shall at once surrender possession of the Premises to Landlord in a condition and order of repair substantially similar to its original condition and order of repair upon the commencement of the lease term, reasonable wear and tear and damage by events of casualty described in Section 1, excepted, and shall at once remove all of Tenant's personal property and trade fixtures from the Premises. Upon any such termination, Tenant shall, as directed by Landlord, either remodel any addition to the Premises constructed by Tenant under Section 9, above, so as to facilitate use of such addition for office operations or remove such addition from the Premises. Any such remodeling or removal of any addition to the Premises shall be made by Tenant at its sole cost and expense. If, upon any such termination, Tenant does not at once surrender possession of the Premises and remove such of its property as allowed by Landlord, Landlord may forthwith re-enter and repossess the same and remove all of Tenant's property without being guilty of trespass or of forceful entry or detainer or without incurring any liability to Tenant for loss or damage to Tenant's property. Upon any such removal of Tenant's property, it shall be


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considered to have been abandoned and may either be retained by Landlord as its property or may be disposed of at public or private sale as Landlord sees fit. If any such property is either sold at public or private sale or retained by Landlord, the proceeds of any such sale or the then current fair market value of the property, as the case may be, shall be applied by Landlord against Landlord's expenses of removal, storage or sale of such property, the arrears of rent and other charges or future rent and other charges payable hereunder, and any other damages to which Landlord may be entitled hereunder. Tenant shall repair, at its sole cost and expense, any damage to the Premises resulting from the removal of its property as allowed hereunder.

Section 17. ENTRY BY LANDLORD. Landlord shall have the right to enter upon the Premises at all reasonable times for any purpose whatsoever, but the Landlord shall not unreasonably interfere with Tenant's use of the Premises.

Section 18. TIME OF THE ESSENCE. Time is of the essence in the performance and observance of each and every term, covenant and condition of this Lease by both Landlord and Tenant.

Section 19. NOTICES AND PAYMENT OF RENT. Any payment of rent, notice, exercise of option or election, communication, request or other document or demand required or desired to be given to Landlord or Tenant shall be in writing and shall be deemed given: (a) to Landlord when delivered personally to the managing partner of Landlord or when deposited in the United States mail, first-class, postage prepaid, addressed to Landlord at its address set forth at the beginning hereof; and (b) to Tenant when delivered in person to an officer of Tenant or when deposited in the United States mail, first-class, postage prepaid, addressed to Tenant at its address set forth at the beginning hereof. Either party may, from time to time, change the address at which such written notices, exercises of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party written notice of such changed address.

Section 20. ASSIGNMENT. Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without the prior written consent of Landlord, which consent may be subject to terms and conditions as Landlord considers necessary in order to protect its interest in the premises; provided, however, that no assignment of this Lease, whether by act of tenant or by operation of law, and no sublease of the premises, or any part thereof, by or from tenant, shall relieve or release tenant from any of its obligations hereunder.

Section 21. GOVERNING LAW. This Lease shall be subject to and governed by the laws of the Province of British Columbia even though one or more of the parties may be or may become a resident of a different province or state.

Section 22. AMENDMENTS. No amendment to this Lease shall be valid or binding unless such amendment is in writing and executed by the parties hereto.

Section 23. CAPTIONS. The captions of the several sections of the Lease are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating and reading the various provisions hereof.

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Section 24. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof and this Lease shall beconstrued in all respects as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the date first set forth above.



  /s/  Penny Green                        /s/  Ryan Tunnicliffe
------------------------                  ------------------------------
Tenant: Sound Revolution Inc.             Landlord:  R. Tunnicliffe d.b.a
                                          Spaceship Studios



                                    Exhibit A

                 Description of Leasehold Premises and Equipment

Premises: Suite 502, a 450 square foot studio located on the 1st floor of Greenhouse Studios, located at 3995 Graveley Street, Burnaby, British Columbia, V6C 3T4.

Equipment: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg
Synth
Ensoiq DP4+
Aphex Aural Exciter
Emu ESI-4000 Sampler
Lexocon Vortex Signal Processor
DeltaLab Effectron Delay Line
Symtrix SG-200 Dual Signal Gates (2)
Spirirt Folio Mixer
Videoonics Mx1. video mixer
Yamaha cs-10 Vintage Analog Synth
Yamaha cs-15
Vestex Turntables and Mixer
Sony TRV-900 3CCD DV
Canon Vistua Digital Video Camera
Audio Technica 291b Mic

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                                    Exhibit A

                 Description of Leasehold Premises and Equipment

Premises: Suite 205, a 380 square foot studio located on the 2nd floor of Greenhouse Studios, located at 3995 Graveley Street, Burnaby, British Columbia

Equipment: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg
Synth
Ensoiq DP4+
Aphex Aural Exciter
Emu ESI-4000 Sampler
Lexocon Vortex Signal Processor
DeltaLab Effectron Delay Line
Symtrix SG-200 Dual Signal Gates (2)
Spirirt Folio Mixer
Videoonics Mx1. video mixer
Yamaha cs-10 Vintage Analog Synth
Yamaha cs-15
Vestex Turntables and Mixer
Sony TRV-900 3CCD DV
Canon Vistua Digital Video Camera
Audio Technica 291b Mic



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